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                                                                    EXHIBIT 23.3
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         CONSENT OF CANTERRELLI & VERNOIA, CPAs, INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 25, 1995 and May 10, 1995, with respect to the financial statement of I-R, Inc. and Independent Child Study Teams, Inc. respectively, included in the Registration Statement (Form S-3 No. 333-_______) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 1,414,000 shares of its common stock.

                               /s/ Canterelli & Vernoia, CPAs

Sommerville, New Jersey
November 3, 1997